UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2007

VA Software Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46939 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 687-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 24, 2007, VA Software Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with CollabNet, Inc. (“CollabNet”), pursuant to which CollabNet purchased substantially all of the assets and assumed certain liabilities of the Company’s SourceForge Enterprise Edition (“SFEE”) business in exchange for a minority equity interest in CollabNet comprised of 11,733,777 shares of its Series C-1 preferred stock. The asset sale transaction involving SFEE closed on April 24, 2007. The Asset Purchase Agreement is attached hereto as Exhibit 2.1.

As a condition to the SFEE asset sale, the Company agreed to indemnify CollabNet for certain losses which may arise from the breach of the representations, warranties or covenants of the Company contained in the Agreement. In connection with the SFEE asset sale, 23 employees of the SFEE business transferred to CollabNet as of the closing date.

The Company has also agreed to provide certain transition services to CollabNet following the closing of the SFEE asset sale, along with a limited, non-exclusive license to use the Company’s “SourceForge” registered trademark for up to two years: (a) within the SFEE software and in connection with the advertising, marketing, licensing and distribution of the SFEE software, and (b) in connection with other CollabNet products and services that are based in substantial part on the SFEE software.

In addition, the Company entered into a commercial online media relationship with CollabNet, whereby CollabNet will purchase online advertising and lead generation services from the Company over the next thirty (30) months for approximately $2.0 million.

Prior to the completion of the sale, no known material relationship existed between the Company and CollabNet, or between CollabNet and any of the Company’s affiliates, directors or officers, or any associate of such directors or officers.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Information.

The pro forma financial information required in connection with the business disposition described in Items 1.01 and 2.01 will be filed as required by amendment to this current report on Form 8-K.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Asset Purchase Agreement dated April 24, 2007 by and between VA Software Corporation and CollabNet, Inc.

99.1
Press Release issued by VA Software Corporation on April 24, 2007 entitled: “CollabNet® and VA Software Sign Asset Purchase Agreement for Acquisition of SourceForge® Enterprise Edition Business by CollabNet”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VA SOFTWARE CORPORATION a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President and Chief Financial Officer

Date: April 24, 2007

EXHIBIT INDEX
Exhibit Number	Description

2.1	Asset Purchase Agreement dated April 24, 2007 by and between VA Software Corporation and CollabNet, Inc.
99.1
Press Release issued by VA Software Corporation on April 24, 2007 entitled: “CollabNet® and VA Software Sign Asset Purchase Agreement for Acquisition of SourceForge® Enterprise Edition Business by CollabNet”.